SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

THE LAZARD FUNDS, INC.

(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies: __________
(2)	Aggregate number of securities to which transaction applies:__________
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ______________________________________
(4)	Proposed maximum aggregate value of transaction:__________________
(5)	Total fee paid: _______________________________________________
☐	Fee previously paid with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)	Amount previously paid:____________________________
(2)	Form, schedule or registration statement no.:____________
(3)	Filing party:______________________________________
(4)	Date filed: _______________________________________

LAZARD US REALTY INCOME PORTFOLIO

Dear Shareholder:

We recently sent you proxy materials concerning important matters regarding the Lazard US Realty Income Portfolio, which will be considered at the Adjourned Special Meeting of Shareholders held at the offices of Lazard Asset Management LLC, 30 Rockefeller Plaza, 58th Floor, Conference Room 58A, New York, New York 10112, on Friday, July 27, 2018, at 1:00 p.m.

This reminder is being sent to you because we have not received your vote.

Please Vote Today - Every Vote Counts!

Please vote promptly and no later than July 20, 2018 to ensure sufficient votes. Thank you for your participation.

If you have any questions or would like to vote by phone, please call the number listed below:

1-855-723-7814

We have made it very easy for you to vote.

THREE WAYS TO VOTE

	Phone	Online	Mail

PROXY QUESTIONS? Call 855-723-7814

WITHOUT A PROXY CARD

Call 855-723-7814 Monday to Friday, 9:00 a.m. to 9:00 p.m. ET to speak with a proxy specialist.

WITH A PROXY CARD

Call 800-690-6903 with a touch-tone phone to vote using an automated system.

		WWW.PROXYVOTE.COM Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form.	VOTE PROCESSING Mark, sign and date your proxy card and return it in the postage-paid envelope provided.